UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2002

GENERAL MAGIC, INC

(Exact name of registrant as specified in its charter)

DELAWARE	000-25374	77-0250147

( State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation)

420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 774-4000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

         On July 11, 2002, General Magic, Inc., the Registrant, issued a press release announcing that it expects revenue for the second quarter ended June 30, 2002 to be below the low end of its previous guidance and announcing additional information regarding its operations, including acceleration of its partnership strategy, a twenty percent reduction in its workforce and a reduction of its operating expenses. The Registrant also announced that it will file an amendment to its Certificate of Incorporation on Monday, July 15, 2002, effecting a one-for-fourteen reverse split of the Registrant’s outstanding Common Stock. The Registrant’s Common Stock will begin trading under the split adjustment at the opening of the Nasdaq Stock Market on Tuesday, July 16, 2002. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

         (b)  PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c)  EXHIBITS.

Exhibit No.	Description

99.1	Press release of the Registrant, dated July 11, 2002, announcing that it expects revenue for the second quarter ended June 30, 2002 to be below the low end of its previous guidance and announcing additional information regarding its operations. The Registrant also announced that it will effect a one-for-fourteen reverse split of the Registrant’s outstanding Common Stock effective on July 15, 2002. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Magic, Inc.

July 12, 2002	By: /s/ Mary E. Doyle

Mary E. Doyle

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Registrant, dated July 11, 2002, announcing that it expects revenue for the second quarter ended June 30, 2002 to be below the low end of its previous guidance and announcing additional information regarding its operations. The Registrant also announced that it will effect a one-for-fourteen reverse split of the Registrant’s outstanding Common Stock effective on July 15, 2002. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.